FIRST AMENDMENT TO THE CONSULTING AGREEMENT

This FIRST AMENDMENT TO THE CONSULTING AGREEMENT (“Amendment”) is made and entered into on September 23, 2010 between Hyperdynamics Corporation (the “Company”) and William A. Young (“Mr. Young”).  The Company and Mr. Young may be referred to herein collectively as “Parties” and singularly as “Party”.

WHEREAS, the Company and Mr. Young executed an Employment Agreement dated November 24, 2009 (“Employment Agreement”);

WHEREAS, the Company and Mr. Young executed a Consulting Agreement (“Consulting Agreement”) dated August 10, 2010; and

WHEREAS, the Company and Mr. Young desire to amend certain provisions of the Consulting Agreement;

NOW, THERFORE, in consideration of the mutual promises, warranties and representations hereinafter set forth, the Parties agree as follows:

The following specific revisions shall be made to the Consulting Agreement and shall be effective as from the date hereof:

1.	Waiver of Notice. The Parties agree to waive the notice provisions contained in Article 5 of the Employment Agreement.

2.
Termination of Employment.  The Parties agree that Mr. Young’s role as Executive Vice President of Commercial Affairs and an officer of Hyperdynamics Corporation shall terminate at 11:59PM (Central Daylight Time) on October 8, 2010 (unless terminated by either Party prior to such time pursuant to the terms of the Employment Agreement).  The Employment Agreement and Consulting Agreement shall terminate at such time and there will be no conversion to a consultancy role as described in Article 1 of the Consulting Agreement.

3.
Entirety of Agreement. This Amendment, together with those protions of the Employment Agreement and Consulting Agreement which are not in conflict and have not been amended, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof.  This Amendment supersedes all prior oral and written discussions, agreements and understandings relating to such subject matter.

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The Parties have executed this Amendment to be effective as of the day and year first above written.

HYPERDYNAMICS CORPORATION	EXECUTIVE VICE PRESIDENT OF COMMERCIAL AFFAIRS

By: /s/ Ray Leonard	/s/ William A. Young
Ray Leonard	William A. Young
Chief Executive Officer